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                                                                   EXHIBIT 10.50

                        NO PERSONAL LIABILITY NONRECOURSE
                                 PROMISSORY NOTE

                                  Dallas, Texas

$665,000.00                                                    February 13, 2001


     FOR VALUE RECEIVED, FRED J. KLEISNER (referred to herein as the "Maker"), promises to pay to WYNDHAM INTERNATIONAL, INC., a Delaware corporation (referred to herein as the "Payee"), or its assigns, the sum of SIX HUNDRED SIXTY FIVE THOUSAND DOLLARS AND NO CENTS ($665,000.00), together with interest on the unpaid principal balance as set forth below.

     1. Certain Definitions. The following items, when used in this Note, shall have the meanings assigned to them below:

        (a) Stated Rate. The term "Stated Rate" means 5.07%.

        (b) Maximum Rate. The term "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. For purposes of Tex. Rev. Civ. Stat. Ann. Art. 5069-1.04(b), as it may from time to time be amended, the "applicable rate ceiling" shall be the "indicated rate" ceiling from time to time in effect as limited by Art. 5069.1.04(b); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable rate ceiling" from time to time by further notice and disclosure to Maker; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Note shall not be limited to the applicable rate ceiling under Art. 5069-1.04 if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

     2. Interest Rate. The unpaid principal balance from the date hereof until maturity shall bear interest at a rate per annum equal to the lesser of the Stated Rate or the Maximum Rate. Interest on the unpaid principal balance hereof shall be calculated at a daily rate equal to 1/365th of the rate per annum herein provided, and shall be charged and collected on the actual number of days elapsed. Such interest, if not prepaid, will accrete at the rate of 5.07% compounded annually. After maturity, unpaid principal and, to the extent permitted by law, interest on this Note shall bear interest at a rate equal to the lesser of (i) four (4) percentage points over the Stated Rate or (ii) the Maximum Rate.

     3. Payment of Principal and Interest. The entire principal balance and accrued interest on this Note shall become due and payable on the earlier of (i) the seventh anniversary of the date hereof or (ii) the Date of Termination (as defined in that certain Employment Agreement between Maker and Payee effective as of March 27, 2000) of Maker's employment with Payee in the event Maker's employment is terminated by Payee for "Cause" (as defined in Subparagraph

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7(c) of such Employment Agreement) or by Maker for any reason other than "Good
Reason" (as defined in Subparagraph 7(e) of such Employment Agreement).

     4. Events of Default.

        (a) The occurrence of any one or more of the following events shall be deemed an event of default hereunder ("Event of Default"):

            (i) The failure of Maker to make any payment on this Note when the same becomes due and payable and such failure continues for ten (10) days after notice of such failure to pay is received by Maker from Payee; or

            (ii) Maker shall commence any case, proceeding or other action seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law, or seek the appointment of a receiver, trustee or custodian for Maker or for all of his property; or

            (iii) Any case, proceeding or other action shall be commenced against Maker seeking reorganization, arrangement or adjustment of his debts under any bankruptcy, insolvency or reorganization law or seeking the appointment of a receiver, custodian or trustee for Maker or for all or substantially all of his property, and such case, proceeding or other action remains undismissed for a period of sixty (60) days after commencement thereof.

        (b) Upon the occurrence of an Event of Default hereunder, at its option, may declare the entire unpaid principal balance and accrued interest on this Note to be immediately due and payable without notice of any kind to Maker and without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Maker, and may, at its option, exercise any other right or remedy existing at law or in equity. Failure to exercise any such right or remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

     5. Voluntary Prepayment. Maker shall have the right and privilege from time to time to prepay in whole or in part the unpaid principal of this Note without premium or penalty, provided that the accrued interest on the amount prepaid is likewise paid, and the accrual of interest shall immediately cease on any amount so prepaid.

     6. Waiver. Maker waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and agrees to any substitution, subordination or release of any parties primarily or secondarily liable hereon. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise shall be considered a waiver of any other subsequent right to remedy of Payee; and no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall be construed as a waiver of any right or remedy of Payee.

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     7.  Attorneys' Fees. If this Note is not paid pursuant to the terms hereof and is placed in the hands of an attorney for collection, or if it is collected through bankruptcy or any other court proceeding after maturity, then Payee shall be entitled to reasonable attorneys' fees for collection.

     8. Limitation on Agreements. It is the intention of Maker and Payee to comply with applicable usury laws. In furtherance thereof, Maker and Payee stipulate and agree that, notwithstanding any provision contained in this Note, or in any other agreement between Maker and Payee, Payee shall never be entitled to receive, collect or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such, and if the principal amount of the Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payments (other than payments hereunder) as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     9. Limitation on Liability. THIS NOTE SHALL BE NONRECOURSE TO MAKER AND MAKER SHALL HAVE NO PERSONAL LIABILITY FOR THE PAYMENT HEREOF.

     10. Governing Law and Venue. This Note is being executed and delivered and is intended to be performed in the State of Texas. This Note shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Texas.

     11. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, postage prepaid, with return receipt requested, addressed to Maker or Payee as follows:

                                    If to Payee to:

                                    Wyndham International, Inc.
                                    1950 Stemmons Freeway
                                    Suite 6001
                                    Dallas, Texas 75207
                                    Attention:  General Counsel

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                                    If to Maker to:

                                    Fred J. Kleisner at address on file with the Payee

or such other address as shall be furnished in writing by Maker or Payee to the other, in accordance with the above provisions, and such notice or communication shall be deemed to have been given as of the date so delivered in the case of personal delivery or three (3) days after deposit in the mail in the case of certified or registered mail

     12. Arbitration. Maker and Payee agree that any claim, controversy or dispute arising out of or relating to this Note that cannot be amicably settled shall be referred to binding arbitration as hereinafter provided. If arbitration is required to resolve a dispute between Maker and Payee, Payee will notify the American Arbitration Association ("AAA") and request AAA to select one person to act as the arbitrator for resolution of this dispute. The selected arbitrator will establish the rule for arbitration of the dispute and such rules will be binding upon all parties to the arbitration proceeding. The arbitrator may use the rules of the AAA for commercial arbitration but is encouraged to adopt such rules as the arbitrator deems appropriate to accomplish the arbitration in the quickest and least expensive manner possible. Accordingly, the arbitrator may
(i) dispense with any formal rules of evidence and allow hearsay testimony so as to limit the number of witnesses required, (ii) minimize discovery procedures as the arbitrator deems appropriate, (iii) act upon his understanding or interpretation of the law on any issue without the obligation to research such issue or accept or act upon briefs of the issue prepared by any party, (iv) limit the time for presentation of any party's case as well as the amount of information or number of witnesses to be presented in connection with any hearing, (v) prevent any party from allowing an attorney to present or argue the party's case before the arbitrator in any hearing, and (vi) impose any other rules which the arbitrator believes appropriate to effect a resolution of the dispute as quickly and inexpensively as possible. The arbitration shall take place in Dallas, Texas. The arbitrator will have the exclusive authority to determine and award costs of arbitration and the cost incurred by any party for attorneys, advisors and consultants. Any award made by the arbitrator shall be binding on Maker, Payee and all parties to the arbitration and shall be enforceable to the fullest extent of the law.

     13. Tax Matters. Maker acknowledges that Maker has not relied on any advice from Payee with regard to the tax treatment of the Note.

                                                     MAKER


                                                     ---------------------------
                                                     Fred J. Kleisner

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